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Exhibit 5.9

CONSENT OF F. FERLAND

The undersigned hereby consents to reference to the undersigned's name included or incorporated by reference in the Registration Statement on Form F-10 being filed by IAMGOLD Corporation under the United States Securities Act of 1933, as amended, in connection with the mineral reserve estimates for the Doyon Gold Mine in Québec, Canada and to all other references to the undersigned's name included or incorporated by reference in such Registration Statement.

Date: March 9, 2009

/s/ FRANCOIS FERLAND Name: Francois Ferland Title: Chief Engineer

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  Exhibit 5.9
CONSENT OF F. FERLAND